UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
           SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 10, 2006
                                (Date of Report)


                                DIVERSIFAX, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                    000-20936                    13-3637458
(State of incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification No.)


SHENNAN ZHONG ROAD, P.O. BOX 031-114, SHENZHEN CITY, P.R. CHINA         518000
            (Address of principal executive offices)                  (Zip Code)


                                  212-561 3604
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         A. MERGER AGREEMENT

         On December 10, 2006, the Registrant and its wholly-owned subsidiary, DFAX Acquisition Vehicle, Inc. ("SUB"), entered into an agreement and plan of merger with Upper Class Group Limited ("UCG"), Ming Yang, Wenxiang Yu, Zhi Yang, Yundai Liu, Yongxia Cao, First Capital Limited, China US Bridge Capital Limited, Shenzhen Dingyi Investment Company Limited, and Shenzhen Huayin Guaranty and Investment Company Limited (the "Merger Agreement"). A copy of the Merger Agreement is being filed as Exhibit 10.1 to this Current Report.

         The transaction described in the Merger Agreement is referred to in this Current Report as the "Merger Transaction." A summary of the Merger Transaction, as well as the material terms and conditions of the Merger Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Merger Agreement, which are incorporated herein by reference.

                  1. THE PARTIES TO THE MERGER AGREEMENT

         UCG is a corporation formed under the laws of the British Virgin Island and a holding company that acquired all of the issued and outstanding stock of Shouguang City Haoyuan Chemical Company Limited ("SCHC") on October 9, 2006. Additional information about SCHC, including audited financial statements for the period of May 18, 2005 (date of inception) through December 31, 2005, is contained elsewhere in this Current Report.

         Prior to the completion of the Merger Transaction, Ming Yang, Wenxiang Yu, Zhi Yang, Yundai Liu, Yongxia Cao, First Capital Limited, China US Bridge Capital Limited, Shenzhen Dingyi Investment Company Limited, and Shenzhen Huayin Guaranty and Investment Company Limited were the shareholders of UCG (the "UCG Shareholders"). In addition, Ming Yang is the sole director of UCG.

                  2. THE MERGER TRANSACTION

         Pursuant to the Merger Agreement, UCG merged with and into SUB, with UCG as the survivor of the merger. As a result of the Merger Transaction, UCG became a wholly owned subsidiary of the Registrant, which, in turn, made the Registrant the indirect owner of the Chinese operating company, SCHC.

                  3. THE MERGER CONSIDERATION

         Pursuant to the terms of the Merger Agreement, in exchange for their shares in UCG, the UCG Shareholders will receive stock consideration consisting of 26,500,000 newly issued shares of the Registrant's common stock, to be divided proportionally among the UCG Shareholders in accordance with their respective ownership interests in UCG.

                  4. THE MERGER AGREEMENT

         The Merger Agreement was entered into and executed by the parties on December 10, 2006, and the necessary statutory filings were made on December 11, 2006. The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger. The Merger Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Merger Transaction for 18 months.

                  5. MATERIAL RELATIONSHIPS

         Apart from the aforementioned relationships, there were no material relationships between the Registrant or its officers and directors and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 10, 2006, the Registrant entered into the Merger Agreement, pursuant to which the Registrant, subject to the statutory filings, acquired UCG from the UCG Shareholders and thereby indirectly acquired the Chinese operating company SCHC. Further information about the Merger Agreement and the Merger Transaction is provided above under Item 1.01 of this Current Report.

         In exchange for transferring UCG to the Registrant, the UCG Shareholders received stock consideration consisting of 26,500,000 newly issued shares of the Registrant's common stock, which were divided proportionally among the UCG Shareholders in accordance with their respective ownership interests in UCG. Further information about the merger consideration is provided above under
Item 1.01 of this Current Report.

         There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

         The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately before the completion of the Merger Transaction. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB under the Exchange Act, for the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger Transaction.

         A. DESCRIPTION OF BUSINESS

            SCHC is organized under the laws of China. SCHC, located in Chengming Industrial Park, Unit - Haoyuan Chemical Company Limited, Shouguang City, Shandong, P.R. China 262714, is engaged in manufacturing and trading Bromine and Crude Salt in China. Bromine (Br2) is a halogen element and it is a red volatile liquid at standard room temperature which has reactivity between chlorine and iodine. Elemental bromine is used to manufacture a wide variety of bromine compounds used in industry and agriculture. Bromine is also used in the manufacture of fumigants, brominated flame-retardants, water purification compounds, dyes, medicines, sanitizers, inorganic bromides for photography, and other items. SCHC currently has 103 full-time employees.

         The main competitors of SCHC include Shandong Hai Hua Holding Limited, Shouguang Fu Kang Medicines Manufacturing Company Limited, Shouguang Wei Dong Chemical Company Limited, and Shandong Cai Yang Zi Salt Field Company.

         The four largest suppliers of SCHC for the period January 2006 to June 2006 were Shandong Hai Ke Sheng Li Electrochemical Company Limited, Shouguang Rui Tai Chemical Company Limited, Mao Xin Chemical Company Limited, and Heng Lian Chemical Company Limited. The five largest suppliers of SCHC for year 2005 were Shandong Hai Ke Sheng Li Electrochemical Company Limited, Shouguang Rui Tai Chemical Company Limited, Shouguang Xin Yi Fuel Trading Company Limited, Dongying City Rui Xin Chemical Company Limited, and Mao Xin Chemical Company Limited.

         The five largest customers for SCHC in year 2005 were Shouguang City Wei Dong Chemical Company Limited, Shouguang City Rui Tai Chemical Company Limited, Weifang City Lu Guang Chemical Company Limited, Shouguang City Fu Hai Chemical Company Limited, and Dongying Hong Ze Chemical Company Limited.

         B. PLAN OF OPERATION

         Forward Looking Statements

         The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from the forward looking statements contained herein. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.

         The Registrant became a holding company and has no significant business operations or assets other than its interest in SCHC, its accounting predecessor company. SCHC is engaged in manufacturing and trading Bromine and Crude Salt in China.

         The Registrant's short to mid-term strategic plan is to focus on Chinese domestic market expansion. The Registrant's long-term strategic goal is to expand its market to overseas countries.

         The Registrant may issue additional shares of its capital stock to raise additional cash for working capital during the next twelve months. The Registrant has not decided on the amount of cash needed for working capital at this point. Working capital will be used for expanding the Chinese domestic market by establishing more sales points or owned chain stores in eastern China, hiring more sales persons, and expanding current distribution channels.

         C. DESCRIPTION OF PROPERTY

         SCHC's headquarters are located in China at Unit - Haoyuan Chemical Company Limited, Chengming Industrial Park, Shouguang City, Shandong, P.R. China. The headquarters building is located on approximately 17,342 square meters of state-owned land owned by Shouguang City Wo Pu Town Ba Mian He Village. The lease for the land expires on March 31, 2054. The annual rent for the land is RMB 46,230, or approximately US$ 5,778.75. The building area is approximately 3,335 square meters and is owned by SCHC. As a result of the Merger, the corporate office of the Registrant will be relocated to Unit - Haoyuan Chemical Company Limited, Chengming Industrial Park, Shouguang City, Shandong, P.R. China, which is the current physical location of SCHC.

         D. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of December 11, 2006, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

                                            AMOUNT AND NATURE OF   PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)    BENEFICIAL OWNERSHIP   COMMON STOCK
----------------------------------------    --------------------   -------------

Ming Yang (1) ..............................      5,024,000            18.6%

Wenxiang Yu (1) ............................      5,024,000            18.6%

Zhi Yang (1) ...............................      3,349,600            12.4%

Yundai Liu (1) .............................      1,674,800             6.2%

Yongxia Cao (1) ............................      1,674,800             6.2%

Shenzhen Huaying Guaranty and
 Investment Company Limited (1) ............      1,669,500            6.18%

First Capital Limited (1) ..................      2,915,000           10.79%

Shenzhen Dingyi Investment Company
 Limited (1) ...............................      2,517,500            9.32%

China US Bridge Capital Limited (1) ........      2,650,000             9.8%

Juxiang Yu (2) .............................        362,083            1.34%

All directors and executive officers
 as a group (1 person) .....................        362,083            1.34%

   (1) Unless otherwise indicated each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. The address for each shareholder is c/o: Haoyuan Chemical Company Limited, Chengming Industrial Park, Shouguang City, Shandong, P.R. China 262714.

   (2) The address for Juxiang Yu is Shennan Zhong Road, P.O. Box 031-114, Shenzhen City P.R. China 518000.

         Change in Control Arrangements

         There are currently no arrangements that would result in a change in control of the Registrant.

         E. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Juxiang Yu

         Juxiang Yu, currently the sole officer and director of the Company, has the following business experience: From July 1996 to June 2004, Juxiang Yu was the Branch Manager for Ping An Insurance Co at its Guangzhou branch, and from July 2004 Ms. Yu has served as General Manager of Guangzhou Xufei Advertising Company.

         F. EXECUTIVE & DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation of each of the named executive officers for services provided in all capacities to the Company and its subsidiaries in the fiscal years ended November 30, 2005, 2004, and 2003. No other executive officer or former executive officer received more than $100,000 in compensation in the fiscal years reported below. For the purposes of this table, warrants are deemed to be the equivalent of stock options.

                                          ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                  -----------------------------------   ----------------------
NAME AND PRINCIPAL                                                      SECURITIES UNDERLYING
POSITION                   YEAR    SALARY ($)    BONUS($)   OTHER ($)          OPTIONS
------------------------   ----   ------------   --------   ---------   ----------------------
Dr. Irwin A. Horowitz      2005   $125,000 (1)      0           0           15,613,097 (2)
Chairman of the Board,
Chief Executive Officer,   2004   $125,000 (1)      0           0            5,613,097 (2)
and President
                           2003   $125,000 (1)      0           0            5,613,097 (2)

   (1) D. Horowitz's salary for the years 2003 thru 2005 was accrued and waived pursuant to the Stock Purcahse Agreement, dated August 25, 2006 with Juxiang Yu (the "Purchase Agreement").

   (2)   Options were rescinded pursuant to the Purchase Agreement.

COMPENSATION OF DIRECTORS

The directors of the Company are not currently compensated, nor were they compensated during the last fiscal year. To date, no compensation has been awarded to, earned by or paid to Juxiang Yu, in her respective capacities as President and chief executive officer of the Registrant.

         G. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Please see the information set forth under Item 1.01 above, as well as the information set forth under Item 5.01 and Item 5.06 below.

         On July 20, 2006, the Registrant issued a total of 25,000,000 shares of its common stock to Dr. Irwin Horowitz, its then President and Chief Executive Officer. Dr. Horowitz purchased the shares for an aggregate purchase price of $137,500, or $0.055 per share. In lieu of Dr. Horowitz paying the purchase price, the Registrant's pre-existing liability to him was reduced accordingly. In addition, Dr. Horowitz, while President and Chief Executive Officer of the Registrant, loaned the Company funds to cover its working capital needs to finance acquisitions.

         Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

         H. DESCRIPTION OF SECURITIES

         Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

         I. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Until August 2006, the Registrant's common stock was trading on the Pink Sheets, and consequently, there ware no market values for the common stock until it was listed on the OTCBB. The Registrant's common stock is traded on the OTCBB under the symbol "DSFX.OB." As of December 8, 2006, the closing price for the Registrant's common stock was $1.10 per share. There is currently minimal trading in the Registrant's common stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         As of the close of business on December 8, 2006, there were approximately 235 holders of record of the Registrant's common stock.

         The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2006 or during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

         J. LEGAL PROCEEDINGS

         Neither the Registrant nor its property is a party to any pending legal proceeding.

         K. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         None.

         L. RECENT SALES OF UNREGISTERED SECURITIES

         None.

         M. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

         Immediately prior to the completion of the Merger Transaction, Juxiang Yu controlled the Registrant by virtue of her holdings in the Registrant's common stock. With the completion of the Merger Transaction, the UCG Shareholders control the Registrant.

         For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

         The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger Transaction. As a result of the Merger Transaction, the Registrant has acquired subsidiaries that possess operating businesses. Consequently, the Registrant believes that the Merger Transaction has caused it to cease to be a shell company. For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The following financial statements are hereby included as part of this Current Report.

             SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

                  Shouguang City Haoyuan Chemical Company Limited Financial Statements as of September 30, 2006

                  Shouguang City Haoyuan Chemical Company Limited Financial Statements as of December 31, 2005

         (b) PRO FORMA FINANCIAL INFORMATION.

         The following financial statements are hereby included as part of this Current Report.

                  Pro Forma Balance Sheet as of September 30, 2006

                  Pro Forma Statement of Operations for the nine months ended September 30, 2006

                  Pro Forma Statement of Operations for the period of May 18, 2005 (date of inception) through December 31, 2005

         (c) EXHIBITS.

             10.1 Agreement and Plan of Merger, dated as of December 10, 2006, among the Registrant, DFAX Acquisition Vehicle, Inc. ("SUB"), Upper Class Group Limited ("UCG"), Ming Yang, Wenxiang Yu, Zhi Yang, Yundai Liu, Yongxia Cao, First Capital Limited, China US Bridge Capital Limited, Shenzhen Dingyi Investment Company Limited, and Shenzhen Huayin Guaranty and Investment Company Limited.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2006                DIVERSIFAX, INC.


                                       /s/ Juxiang Yu
                                       --------------
                                       Juxiang Yu
                                       President &
                                       Chief Executive Officer

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED


                                 C O N T E N T S
                                 ---------------


                                                                            PAGE
                                                                            ----

BALANCE SHEETS ..........................................................      1

STATEMENTS OF OPERATIONS ...............................................       2

STATEMENTS OF COMPREHENSIVE INCOME .....................................       3

STATEMENT OF STOCKHOLDERS' EQUITY ......................................       4

STATEMENTS OF CASH FLOWS ...............................................       5

NOTES TO FINANCIAL STATEMENTS ..........................................   6 - 8

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                                 BALANCE SHEETS
                    SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

                                                  September 30,     December 31,
                                                      2006              2005
                                                  ------------      ------------
                                                   (Unaudited)        (Audited)
      ASSETS

CURRENT ASSETS
  Cash ....................................        $3,265,072        $2,409,781
  Accounts receivable .....................                 -           325,193
  Inventories .............................           148,610            89,383
  Prepaid land lease ......................               496               496
                                                   ----------        ----------
                                                    3,414,178         2,824,853
                                                   ----------        ----------

DUE FROM RELATED PARTY ....................         1,166,340           503,787

PROPERTY, PLANT AND EQUIPMENT, Net ........         2,129,095         2,220,319

PREPAID LAND LEASE, Net of current portion             23,938            23,808
                                                   ----------        ----------
                                                    3,319,373         2,747,914
                                                   ----------        ----------

TOTAL ASSETS ..............................        $6,733,551        $5,572,767
                                                   ==========        ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses ...        $   50,704        $  330,472
  Due to director .........................             9,111            70,924
  Due to related party ....................            47,294            46,322
  Taxes payable ...........................           921,433         1,325,863
                                                   ----------        ----------

TOTAL LIABILITIES .........................         1,028,542         1,773,581
                                                   ----------        ----------

COMMITMENT

      STOCKHOLDERS' EQUITY

PAID-IN CAPITAL ...........................         1,332,430           446,400

RETAINED EARNINGS - UNAPPROPRIATED ........         3,239,875         2,815,396

RETAINED EARNINGS - APPROPRIATED
  Statutory Common Reserve Fund ...........           669,477           331,223
  Statutory Public Welfare Fund ...........           334,738           165,611

CUMULATIVE TRANSLATION ADJUSTMENT .........           128,489            40,556
                                                   ----------        ----------

TOTAL STOCKHOLDERS' EQUITY ................         5,705,009         3,799,186
                                                   ----------        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $6,733,551        $5,572,767
                                                   ==========        ==========

                 See accompanying notes to financial statements.

                          SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                                      STATEMENTS OF OPERATIONS
                      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005,
                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND
             FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                            (UNAUDITED)
                                                                                      May 18, 2005
                                                                                        (Date of
                                   Three Months     Three Months      Nine Months      Inception)
                                       Ended            Ended           Ended            Through
                                   September 30,    September 30,    September 30,    September 30,
                                       2006             2005             2006             2005
                                   -------------    -------------    -------------    -------------
NET SALES ....................      $ 4,689,282      $ 5,609,785      $12,760,106      $ 7,582,224
                                    -----------      -----------      -----------      -----------

OPERATING EXPENSES
  Cost of net sales ..........        2,732,692        3,360,475        7,518,749        5,115,904
  General and administrative
   expenses ..................           59,547           60,924          206,589          253,787
                                    -----------      -----------      -----------      -----------
                                      2,792,239        3,421,399        7,725,338        5,369,691
                                    -----------      -----------      -----------      -----------

INCOME FROM OPERATIONS .......        1,897,043        2,188,386        5,034,768        2,212,533


OTHER INCOME
  Interest income ............              248               16              791              207
                                    -----------      -----------      -----------      -----------

INCOME BEFORE INCOME TAXES ...        1,897,291        2,188,402        5,035,559        2,212,740

INCOME TAXES .................          596,039          716,542        1,653,018          734,860
                                    -----------      -----------      -----------      -----------

NET INCOME ...................      $ 1,301,252      $ 1,471,860      $ 3,382,541      $ 1,477,880
                                    ===========      ===========      ===========      ===========

                          See accompanying notes to financial statements.

                                                -2-

                          SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                                 STATEMENTS OF COMPREHENSIVE INCOME
                      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005,
                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND
             FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                            (UNAUDITED)
                                                                                      May 18, 2005
                                                                                        (Date of
                                   Three Months     Three Months      Nine Months      Inception)
                                       Ended            Ended           Ended            Through
                                   September 30,    September 30,    September 30,    September 30,
                                       2006             2005             2006             2005
                                   -------------    -------------    -------------    -------------
NET INCOME ...................      $ 1,301,252      $ 1,471,860      $ 3,382,541      $ 1,477,880

OTHER COMPREHENSIVE INCOME
  Foreign currency translation
   adjustment ................           57,233           16,671           87,933           16,671
                                    -----------      -----------      -----------      -----------

COMPREHENSIVE INCOME .........      $ 1,358,485      $ 1,488,531      $ 3,470,474      $ 1,494,551
                                    ===========      ===========      ===========      ===========

                          See accompanying notes to financial statements.

                                                -3-

                                SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                                       STATEMENT OF STOCKHOLDERS' EQUITY
                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                                              Retained Earnings -
                                                                 Appropriated
                                                            ------------------------
                                                             Statutory    Statutory
                                              Retained        Common       Public     Cumulative
                                 Paid-in      Earnings -      Reserve      Welfare    Translation
                                 Capital    Unappropriated      Fund        Fund      Adjustment      Total
                               -----------  --------------  -----------  -----------  -----------  -----------
BALANCE AT DECEMBER 31, 2005
 (AUDITED) ................... $   446,400    $ 2,815,396   $   331,223  $   165,611  $    40,556  $ 3,799,186

Capital contribution .........     886,030              -             -            -            -      886,030

Dividend distribution ........           -     (2,450,681)            -            -            -   (2,450,681)

Net income for the nine months
 ended September 30, 2006 ....           -      3,382,541             -            -            -    3,382,541

Transfer to reserve funds ....           -       (507,381)      338,254      169,127            -            -

Cumulative translation
 adjustment ..................           -              -             -            -       87,933       87,933
                               -----------    -----------   -----------  -----------  -----------  -----------

BALANCE AT SEPTEMBER 30, 2006
 (UNAUDITED) ................. $ 1,332,430    $ 3,239,875   $   669,477  $   334,738  $   128,489  $ 5,705,009
                               ===========    ===========   ===========  ===========  ===========  ===========

                                See accompanying notes to financial state ments.

                                                      -4-

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                            STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND
   FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                         2006           2005
                                                      -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income .......................................  $ 3,382,541   $ 1,477,880
  Adjustments to reconcile net income
   to net cash provided by operating activities
    Depreciation and amortization ..................      158,372        57,033
    (Increase) decrease in assets
      Accounts receivable ..........................      327,763      (238,824)
      Inventories ..................................      (56,618)   (1,282,412)
      Prepaid land lease ...........................            -       (55,895)
    Increase (decrease) in liabilities
      Accounts payable and accrued expenses ........     (277,016)      657,199
      Deferred revenue .............................            -       189,496
      Taxes payable ................................     (432,711)      925,409
                                                      -----------   -----------

  Net cash provided by operating activities ........    3,102,331     1,729,886
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property, plant and equipment ........      (21,981)   (2,226,253)
                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in due to/from director ......      (62,490)    1,758,554
  Increase (decrease) in due to/from related party .     (643,647)      125,029
  Capital contribution .............................      886,030       440,496
  Dividend distribution ............................   (2,462,106)            -
                                                      -----------   -----------

  Net cash provided by (used in) financing
   activities ......................................   (2,282,213)    2,324,079
                                                      -----------   -----------

EFFECTS OF EXCHANGE RATE CHANGE ON CASH ............       57,154        21,508
                                                      -----------   -----------

NET INCREASE IN CASH ...............................      855,291     1,849,220

CASH - BEGINNING OF PERIOD .........................    2,409,781             -
                                                      -----------   -----------

CASH - END OF PERIOD ...............................  $ 3,265,072   $ 1,849,220
                                                      ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for:

    Income taxes ...................................  $ 1,975,519   $    22,187
                                                      ===========   ===========

                 See accompanying notes to financial statements.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed financial statements have been prepared by Shouguang City Haoyuan Chemical Company Limited (the "Company"). These statements include all adjustments (consisting only of its normal recurring adjustments) which management believes necessary for a fair presentation of the statements and have been prepared on a consistent basis using the accounting policies described in the Summary of Accounting Policies included in the 2005 Annual Report. Certain financial information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company firmly believes that the accompanying disclosures are adequate to make the information presented not misleading. The Notes to Financial Statements included in the 2005 Annual Report should be read in conjunction with the accompanying interim financial statements. The interim operating results for the three and nine months ended September 30, 2006 may not be indicative of operating results expected for the full year.

Nature of the Business
----------------------
Shouguang City Haoyuan Chemical Company Limited (the "Company"), was incorporated in Shouguang City, Shangdong Province, the People's Republic of China (the "PRC") on May 18, 2005 for the purpose of manufacturing and trading bromine and crude salt. The Company is a wholly-owned subsidiary of Upper Class Group, Limited, a British Virgin Island Company.

Reporting Currency
------------------
The Company's functional currency is Renminibi ("RMB"), however, the reporting currency is the United States dollar ("USD").

Revenue Recognition
-------------------
In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," the Company recognizes revenue when persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible. Subject to these criteria, the Company generally recognizes revenue at the time of shipment or delivery to the customer, and when the customer takes ownership and assumes risk of loss based on shipping terms.

Estimates
---------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates based on management's knowledge and experience. The more significant areas requiring the use of management estimates and assumptions relate to mineral reserves that are the basis for future cash flow estimates and units-of-production depreciation and amortization calculations. Accordingly, actual results could differ from those estimates.

Foreign Currency Translation
----------------------------
Assets and liabilities of the Company have been translated using the exchange rate at the balance sheet date. The average exchange rate for the period has been used to translate revenues and expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (cumulative translation adjustment).

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Rights
--------------
The Company follows FASB Staff Position amending SFAS No. 141 and 142 which provides that certain mineral rights are considered tangible assets and that mineral rights should be accounted for based on their substance. Mineral rights are included in property, plant and equipment.

Property, Plant and Equipment
-----------------------------
Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives using the straight-line method at the following rates per annum:

         Buildings .....................................       20 years
         Plant and machinery ...........................       8 years
         Mineral rights ................................       50 years
         Office furniture and equipment ................       8 years

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the income statement.

Mineral rights, granted on two pieces of land located in the PRC, are recorded at cost. Mineral rights are amortized ratably over the 50 year term of the leases. This method is equivalent to the units of production method since the proven and probable reserves of 780,000 tons exceed the expected production over 50 years (8,000 - 12,000 tons of annual practical capacity).

Construction in progress represents manufacturing plants under construction. Construction in progress is stated at cost which includes the cost of construction and purchase cost of plant and machinery. Construction in progress for manufacturing plants is transferred to property, plant and equipment on the commissioning date. Manufacturing plants are considered to be commissioned when they are capable of producing saleable quality output in commercial quantities on an ongoing basis.

Shipping and Handling Fees and Costs
------------------------------------
The Company follows Emerging Issues Task Force ("EITF") No. 00-10, Accounting for Shipping and Handling Fees and Costs. The Company does not charge its customers for shipping and handling. The Company classifies shipping and handling costs as part of the cost of net sales. For the three months ended September 30, 2006 and 2005, shipping and handling costs were $87,210 and $258,275, and for the nine months ended September 30, 2006, shipping and handling costs were $165,593 and $299,825.

Prepaid Land Lease
------------------
Prepaid land lease is stated at cost and amortized over the period of the lease on the straight-line basis.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

NOTE 2 - DUE FROM RELATED COMPANY

Amount represents receivable due from a company whose shareholder and director is also a shareholder and director of the Company. The amount due is unsecured with no stated repayment terms.

NOTE 3 - DUE TO DIRECTOR

The amount due is unsecured, interest-free and with no stated repayment terms.

NOTE 4 - DUE TO RELATED PARTY

Amount represents payable due to a company whose shareholder and director is also a shareholder and director of the Company.

NOTE 5 - RETAINED EARNINGS - APPROPRIATED

In accordance with the relevant PRC regulations and the Company's Articles of Association, the Company is required to allocate its profit after tax to the following reserves:

Statutory Common Reserve Funds
------------------------------
The Company is required each year to transfer 10% of the profit after tax as reported under the PRC statutory financial statements to the statutory common reserve funds until the balance reaches 50% of the registered share capital. This reserve can be used to make up any loss incurred or to increase share capital. Except for the reduction of losses incurred, any other application should not result in this reserve balance falling below 25% of the registered capital.

Statutory Public Welfare Funds
------------------------------
The Company is required each year to transfer 5% of the profit after tax as reported under the PRC statutory financial statements to the statutory public welfare funds. This reserve is restricted to capital expenditure for employees' collective welfare facilities that are owned by the Company. The statutory public welfare funds are not available for distribution to the shareholders (except on liquidation). Once capital expenditure for staff welfare facilities has been made, an equivalent amount must be transferred from the statutory public welfare funds to the discretionary common reserve funds.

NOTE 6 - COMMITMENT

The Company has entered into a contract for construction of a crude salt project, with estimated cost of approximately $160,000.

NOTE 7 - INCOME TAXES

As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS No. 109. The statutory PRC tax rate is equivalent to the Company's effective tax rate.
No provision for deferred taxes has been made as there were no material temporary differences at September 30, 2006 and 2005.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED


                                 C O N T E N T S
                                 ---------------

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM .....................  1

BALANCE SHEET ...............................................................  2

STATEMENT OF OPERATIONS .....................................................  3

STATEMENT OF COMPREHENSIVE INCOME ...........................................  4

STATEMENT OF STOCKHOLDERS' EQUITY ...........................................  5

STATEMENT OF CASH FLOWS .....................................................  6

NOTES TO FINANCIAL STATEMENTS ........................................... 7 - 13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Shouguang City Haoyuan Chemical Company Limited
Shouguang City, Shandong Province


We have audited the accompanying balance sheet of Shouguang City Haoyuan Chemical Company Limited as of December 31, 2005, and the related statements of operations, comprehensive income, stockholders' equity, and cash flows for the period May 18, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shouguang City Haoyuan Chemical Company Limited as of December 31, 2005, and the results of its operations and its cash flows for the period May 18, 2005 (date of inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ Morison Cogen LLP

September 26, 2006

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                                  BALANCE SHEET
                                DECEMBER 31, 2005

      ASSETS

CURRENT ASSETS
  Cash .....................................................         $ 2,409,781
  Accounts receivable ......................................             325,193
  Inventories ..............................................              89,383
  Prepaid land lease .......................................                 496
  Due from related party ...................................             503,787
                                                                     -----------
                                                                       3,328,640

PROPERTY, PLANT AND EQUIPMENT, Net .........................           2,220,319

PREPAID LAND LEASE, Net of current portion .................              23,808
                                                                     -----------

TOTAL ASSETS ...............................................         $ 5,572,767
                                                                     ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses ....................         $   330,472
  Due to director ..........................................              70,924
  Due to related party .....................................              46,322
  Taxes payable ............................................           1,325,863
                                                                     -----------

TOTAL LIABILITIES ..........................................           1,773,581
                                                                     -----------

COMMITMENT

      STOCKHOLDERS' EQUITY

ADDITIONAL PAID-IN CAPITAL .................................             446,400

RETAINED EARNINGS - UNAPPROPRIATED .........................           2,815,396

RETAINED EARNINGS - APPROPRIATED
  Statutory Common Reserve Fund ............................             331,223
  Statutory Public Welfare Fund ............................             165,611

CUMULATIVE TRANSLATION ADJUSTMENT ..........................              40,556
                                                                     -----------

TOTAL STOCKHOLDERS' EQUITY .................................           3,799,186
                                                                     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .................         $ 5,572,767
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                             STATEMENT OF OPERATIONS
                 FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 2005


NET SALES ..................................................         $14,344,296
                                                                     -----------

OPERATING EXPENSES
  Cost of net sales ........................................           9,095,301
  General and administrative expenses ......................             304,451
                                                                     -----------
                                                                       9,399,752
                                                                     -----------

INCOME FROM OPERATIONS .....................................           4,944,544

OTHER INCOME
  Interest income ..........................................                 446
                                                                     -----------

INCOME BEFORE INCOME TAXES .................................           4,944,990

INCOME TAXES ...............................................           1,632,760
                                                                     -----------

NET INCOME .................................................         $ 3,312,230
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                        STATEMENT OF COMPREHENSIVE INCOME
                 FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 2005


NET INCOME .................................................         $ 3,312,230

OTHER COMPREHENSIVE INCOME
  Foreign currency translation adjustment ..................              40,556
                                                                     -----------

COMPREHENSIVE INCOME .......................................         $ 3,352,786
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                                        STATEMENT OF STOCKHOLDERS' EQUITY
                                 FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION)
                                            THROUGH DECEMBER 31, 2005
                                                               Retained Earnings -
                                                                  Appropriated
                                                             ------------------------
                                                              Statutory    Statutory
                              Additional     Retained          Common       Public     Cumulative
                                Paid-in      Earnings -        Reserve      Welfare    Translation
                                Capital    Unappropriated       Fund         Fund      Adjustment      Total
                              -----------  --------------    -----------  -----------  -----------  -----------
BALANCE AT MAY 18, 2005
 (DATE OF INCEPTION) .......  $         -    $         -     $         -  $         -  $         -  $         -

Initial capitalization .....      446,400              -               -            -            -      446,400

Transfer to reserve funds ..            -       (496,834)        331,223      165,611            -            -

Cumulative translation
 adjustment ................            -              -               -            -       40,556       40,556

Net income for the period
 ended December 31, 2005 ...            -      3,312,230               -            -            -    3,312,230
                              -----------    -----------     -----------  -----------  -----------  -----------

BALANCE AT DECEMBER 31, 2005  $   446,400    $ 2,815,396     $   331,223  $   165,611  $    40,556  $ 3,799,186
                              ===========    ===========     ===========  ===========  ===========  ===========

                   The accompanying notes are an integral part of these financial statements.

                                                       -5-

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                             STATEMENT OF CASH FLOWS
                 FOR THE PERIOD MAY 18, 2005 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income .................................................      $ 3,312,230
  Adjustments to reconcile net income
   to net cash provided by operating activities
    Depreciation and amortization ............................          108,605
    Increase in assets
      Accounts receivable ....................................         (321,259)
      Inventories ............................................          (88,302)
      Prepaid land lease .....................................          (24,500)
    Increase in liabilities
      Accounts payable and accrued expenses ..................          326,474
      Tax payable ............................................        1,309,824
                                                                    -----------

  Net cash provided by operating activities ..................        4,623,072
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property, plant and equipment ..................       (2,301,576)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in due from director ..............................           70,066
  Capital contribution .......................................          441,000
  Advances from related party ................................         (451,931)
                                                                    -----------

  Net cash provided by financing activities ..................           59,135
                                                                    -----------

EFFECTS OF EXCHANGE RATE CHANGE ON CASH ......................           29,150
                                                                    -----------

NET INCREASE  IN CASH ........................................        2,409,781

CASH - BEGINNING OF PERIOD ...................................                -
                                                                    -----------

CASH - END OF PERIOD .........................................      $ 2,409,781
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for:

    Income taxes .............................................      $   735,701
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business
----------------------
Shouguang City Haoyuan Chemical Company Limited (the "Company"), was incorporated in Shouguang City, Shangdong Province, the People's Republic of China (the "PRC") on May 18, 2005 for the purpose of manufacturing and trading bromine and crude salt.

Reporting Currency
------------------
The Company's functional currency is Renminibi ("RMB"), however, the reporting currency is the United States dollar ("USD").

Estimates
---------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates based on management's knowledge and experience. The more significant areas requiring the use of management estimates and assumptions relate to mineral reserves that are the basis for future cash flow estimates and units-of-production depreciation and amortization calculations. Accordingly, actual results could differ from those estimates.

Foreign Currency Translation
----------------------------
Assets and liabilities of the Company have been translated using the exchange rate at the balance sheet date. The average exchange rate for the period has been used to translate revenues and expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (cumulative translation adjustment).

Comprehensive Income
--------------------
The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Fair Value of Financial Instruments
-----------------------------------
The fair value of financial instruments classified as current assets or liabilities, including cash, receivables, accounts payable and accrued expenses and due to director, approximates carrying value due to the short-term maturity of the instruments.

Cash Equivalents
----------------
The Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk
----------------------------
Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions to limit its credit exposure. Concentrations of credit risk with respect to accounts receivable are limited since the Company performs ongoing credit evaluations of its customers' financial condition and due to the generally short payment terms.

Accounts Receivable
-------------------
The Company considers accounts receivable to be fully collectible; accordingly, the Company has not provided for an allowance for doubtful accounts. As amounts become uncollectible, they will be charged to an allowance or operations in the period when a determination of uncollectibility is made.

Revenue Recognition
-------------------
In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," the Company recognizes revenue when persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible. Subject to these criteria, the Company generally recognizes revenue at the time of shipment or delivery to the customer, and when the customer takes ownership and assumes risk of loss based on shipping terms.

Asset Retirement Obligation
---------------------------
The Company follows SFAS No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded. Currently, there are no reclamation or abandonment obligations associated with the land being utilized for exploitation.

Mineral Rights
--------------
The Company follows FASB Staff Position amending SFAS No. 141 and 142 which provides that certain mineral rights are considered tangible assets and that mineral rights should be accounted for based on their substance. Mineral rights are included in property, plant and equipment.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment
-----------------------------
Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives using the straight-line method at the following rates per annum:

         Buildings .....................................       20 years
         Plant and machinery ...........................       8 years
         Mineral rights ................................       50 years
         Office furniture and equipment ................       8 years

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the income statement.

Mineral rights, granted on two pieces of land located in the PRC, are recorded at cost. Mineral rights are amortized ratably over the 50 year term of the leases. This method is equivalent to the units of production method since the proven and probable reserves of 780,000 tons exceed the expected production over 50 years (8,000 - 12,000 tons of annual practical capacity).

Construction in progress represents manufacturing plants under construction. Construction in progress is stated at cost which includes the cost of construction and purchase cost of plant and machinery. Construction in progress for manufacturing plants is transferred to property, plant and equipment on the commissioning date. Manufacturing plants are considered to be commissioned when they are capable of producing saleable quality output in commercial quantities on an ongoing basis.

Prepaid Land Lease
------------------
Prepaid land lease is stated at cost and amortized over the period of the lease on the straight-line basis.

Inventories
-----------
Inventories are stated at the lower of cost and net realizable value. Cost which comprises direct materials and, where applicable, direct labor costs and those overhead costs that have been incurred in bringing the inventories and work in progress to their present locations and condition, is calculated using the first-in, first-out method. Net realizable value is based on estimated selling prices less estimated selling expenses.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------
The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Under the liability method, deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Employee Benefits
-----------------
The Company participates in employee social security plans, including pension, medical, housing and other welfare benefits, organized by the government authorities in accordance with relevant regulations. Except for the above social security benefits, the Company has no additional commitment to other employee welfare benefits.

According to the relevant regulations, premium and welfare benefit contributions are remitted to the social welfare authorities and are calculated based on percentages of the total salary of employees, subject to a certain ceiling. Contributions to the plans are charged to the income statement as incurred.

Start-up Costs
--------------
Start-up costs are expensed when incurred.

Shipping and Handling Fees and Costs
------------------------------------
The Company follows Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs." The Company does not charge its customers for shipping and handling. The Company classifies shipping and handling costs as part of the cost of net sales. For the period ended December 31, 2005, shipping and handling costs were $362,465.

Recoverability of Long Lived Assets
-----------------------------------
The Company follows SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's annual financial statements.

Advertising Costs
-----------------
Advertising costs are expensed as incurred.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 2 - INVENTORIES

Inventories consist entirely of raw materials used in the production of bromine.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

         Buildings ...................................       $   71,982
         Plant and machinery .........................        1,622,595
         Mineral rights ..............................          484,784
         Office furniture and equpment ...............           18,795
                                                             ----------
                                                              2,198,156
         Less: Accumulated depreciation ..............          108,605
                                                             ----------
                                                              2,089,551
         Construction in progress ....................          130,768
                                                             ----------

                                                             $2,220,319
                                                             ==========

Depreciation and amortization expense for the period ended December 31, 2005 was $108,605.

NOTE 4 - PREPAID LAND LEASE

The prepaid land lease represents land use rights granted for the usage of a piece of land located in the PRC for a term of 50 years. The prepaid lease is amortized on a straight-line basis over the term of the lease.

NOTE 5 - DUE FROM RELATED COMPANY

Amount represents receivable due from a company whose shareholder and director is also a shareholder and director of the Company. The amount due is unsecured with no stated repayment terms.

NOTE 6 - DUE TO DIRECTOR

The amount due is unsecured, interest-free and with no stated repayment terms.

NOTE 7 - DUE TO RELATED PARTY

Amount represents payable due to a company whose shareholder and director is also a shareholder and director of the Company.

NOTE 8 - RETAINED EARNINGS - APPROPRIATED

In accordance with the relevant PRC regulations and the Company's Articles of Association, the Company is required to allocate its profit after tax to the following reserves:

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 8 - RETAINED EARNINGS - APPROPRIATED (Continued)

Statutory Common Reserve Funds
------------------------------
The Company is required each year to transfer 10% of the profit after tax as reported under the PRC statutory financial statements to the statutory common reserve funds until the balance reaches 50% of the registered share capital. This reserve can be used to make up any loss incurred or to increase share capital. Except for the reduction of losses incurred, any other application should not result in this reserve balance falling below 25% of the registered capital.

Statutory Public Welfare Funds
------------------------------
The Company is required each year to transfer 5% of the profit after tax as reported under the PRC statutory financial statements to the statutory public welfare funds. This reserve is restricted to capital expenditure for employees' collective welfare facilities that are owned by the Company. The statutory public welfare funds are not available for distribution to the shareholders (except on liquidation). Once capital expenditure for staff welfare facilities has been made, an equivalent amount must be transferred from the statutory public welfare funds to the discretionary common reserve funds.

NOTE 9 - COMMITMENT

The Company has entered into a contract for construction of a crude salt project, with estimated cost of approximately $179,000.

NOTE 10 - OPERATING LEASE COMMITMENTS

The Company is obligated under a noncancellable operating lease for rental of motor vehicles expiring December 31, 2006 for annual minimum lease payments of approximately $15,000. The lease runs for an initial term of two years, with an option to renew the lease when all terms are renegotiated.

The rent expense for the period ended December 31, 2005 was approximately
$15,000.

NOTE 11 - INCOME TAXES

As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS No. 109. The statutory PRC tax rate is equivalent to the Company's effective tax rate. No provision for deferred taxes has been made as there were no material temporary differences at December 31, 2005.

NOTE 12 - MAJOR SUPPLIER

During 2005, the Company purchased 89% of it products from four suppliers. At December 31, 2005, amounts due to those suppliers included in accounts payable were $39,600. This concentration makes the Company vulnerable to a near-term severe impact, should the relationships be terminated.

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 13 - CUSTOMER CONCENTRATION

The Company sells a substantial portion of its product to a limited number of customers. During the period ended December 31, 2005, sales to the Company's four largest customers, based on net sales made to such customers, aggregated $12,660,000, or approximately 89% of total net sales, and sales to the Company's largest customer represented approximately 37% of total net sales. At December 31, 2005, amounts due from these customers were $325,193. This concentration makes the Company vulnerable to a near-term severe impact, should the relationships be terminated.

NOTE 14 - SUBSEQUENT EVENTS

On February 13, 2006, the Board of Directors authorized a dividend payment of approximately $2,443,000.

In July 2006, the Company increased its registered capital by approximately $868,000.

        DIVERSIFAX, INC. (DSFX) UNAUDITED PRO FORMA FINANCIAL STATEMENTS
        ----------------------------------------------------------------

The following unaudited pro forma financial statements for DSFX have been prepared to illustrate the acquisition of Upper Class Group Limited and Subsidiary in a merger transaction. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by Upper Class Group Limited and Subsidiary for the net monetary assets of DSFX, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal aquirer, DSFX, are those of the legal acquiree, Upper Class Group Limited and Subsidairy, which are considered to be the accounting acquirer.

The unaudited pro forma financial information combines the historical financial information of DSFX and Upper Class Group Limited as of and for the period ended December 31, 2005 and for the nine months ended September 30, 2006. The unaudited pro forma balance sheet as of September 30, 2006 assumes the merger was completed on that date. The unaudited pro forma statements of operations give effect to the merger as if the merger had been completed on January 1, 2005.

Under the terms of the merger agreement, as of the effective dates describe therein, upon completion of the proposed merger, all shareholders of Upper Class Group Limited will receive a total amount of 26,500,000 shares of voting common stock of DSFX in exchange for all shares of Upper Class Group Limited common stock held by all shareholders.

These unaudited pro forma financial statements are for information purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed dates or for the periods presented, or which may be realized in the future. The accounting adjustments reflected in these unaudited pro forma consolidated financial statements included herein are preliminary and are subject to change. The accompanying notes are an integral part of these pro forma consolidated financial statements.

                   Unaudited Proforma Condensed Combined Statement Of Financial Condition
                                              SEPTEMBER 30,2006

ASSETS
                                           DIVERSIFAX, INC.   UPPER CLASS GROUP      PRO-FORMA
                                              (8/31/06)         LTD AND SUB          ADJUSTMENT    Pro Forma
                                           ----------------   -----------------     -----------    ---------
CURRENT ASSETS

Cash ......................................            0           3,296,672                       3,296,672
Note receivable,current ...................            0                   0                               0
Accounts receivable .......................            0                   0                               0
Inventories ...............................            0             148,610                         148,610
Prepaid land lease ........................            0                 496                             496
TOTAL CURRENT ASSETS ......................            0           3,445,778                       3,445,778
                                             -----------      --------------        -----------    ---------
Due from related party ....................            0           1,166,340                       1,166,340
Property, plant and equipment,net .........            0           2,129,095                       2,129,095
Prepaid land lease, net of current portion             0              23,938                          23,938
Note receivable ...........................            0                   0                               0
TOTAL ASSETS ..............................            0           6,765,151                       6,765,151
                                             ===========      ==============        ===========    =========

LIABILITIES AND STOCKHOLDERS'EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt and
 notes payable ............................            0                   0                               0
Accounts payable and accrued expenses .....            0              50,704                          50,704
other current liabilities .................            0                   0                               0
Accrued payroll, stockholder ..............            0                   0                               0
Loan payable, officer/stockholder .........            0                   0                               0
Due to director ...........................            0               9,111                           9,111
Due to related party ......................            0              47,294                          47,294
Taxes payable .............................            0             921,433                         921,433
TOTAL CURRENT LIABILITIES .................            0           1,028,542                       1,028,542
                                             -----------      --------------        -----------    ---------
Long-term debt and notes payables, less
 current maturities .......................            0                   0                               0
TOTAL LIABILITIES .........................            0           1,028,542                       1,028,542
                                             ===========      ==============        ===========    =========

STOCKHOLDERS'EQUITY
Paid-in capital ...........................            0           1,332,430   1        272,931    1,605,361
Retained earnings-unappropriated ..........            0           3,239,875                       3,239,875
Retained earnings-appropriated
  Statutory common reserve fund ...........            0             669,477                         669,477
  Statutory public welfare fund ...........            0             334,738                         334,738
Cumulative translation adjustment .........            0             128,489                         128,489
Common stock, $0.001par value, 70,000,000
 shares authorized; 27,017,262 shares
 issued; 27,013,997 shares outstanding ....          517              31,600   1         (5,100)      27,017
Additional paid-in capital ................   14,617,735                   0   1    (14,617,735)           0
Accumulated deficit .......................  (14,349,904)                  0   1     14,349,904            0
                                             -----------      --------------        -----------    ---------
                                                 268,348           5,736,609                       6,004,957
                                             -----------      --------------        -----------    ---------
Less:Treasury stock; 3,265 shares at cost .     (268,348)                  0                        (268,348)
TOTAL STOCKHOLDERS'EQUITY .................            0           5,736,609                  0    5,736,609
                                             ===========      ==============        ===========    =========

TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY .            0           6,765,151                       6,765,151
                                             ===========      ==============        ===========    =========

Pro-Forma Adjustments:
1.) To record the issuance of 26,500,000 shares of DSFX common stock to acquire Upper Class Group Limited.

                                            PROFORMA
                                    STATEMENTS OF OPERATIONS


                                                                  DSFX
                                        --------------------------------------------------------
                                            Three Months Ended            Nine Months Ended
                                                 August 31,                  August 31,
                                        --------------------------    --------------------------
                                            2006           2005           2006           2005
                                        -----------    -----------    -----------    -----------
NET SALES ...........................             0              0              0              0
                                        -----------    -----------    -----------    -----------

OPERATING EXPENSES
  Cost of net sales .................             0              0              0              0
  General and administrative expenses             0              0              0              0
                                                  0              0              0              0
                                        -----------    -----------    -----------    -----------
INCOME FROM OPERATIONS ..............             0              0              0              0
                                        -----------    -----------    -----------    -----------

OTHER(INCOME)EXPENSES
  Other income ......................             0        (19,144)           (31)       (90,676)
  (Gain) on sale of investments .....             0              0        (64,002)             0
  Interest income ...................             0              0              0         (5,428)
  Interest expense ..................        10,000         10,130         30,054         30,152
                                             10,000         (9,014)       (33,979)       (65,952)
                                        -----------    -----------    -----------    -----------

NET INCOME (LOSS) FROM DISCONTINUED
OPERATIONS,NET OF TAX ...............       (97,754)       130,267       (225,420)       230,145
INCOME TAXES ........................             0              0              0              0
NET INCOME (LOSS) ...................      (107,754)       139,281       (191,441)       296,097
                                        ===========    ===========    ===========    ===========


                                               -3-

                                            PROFORMA
                                    STATEMENTS OF OPERATIONS
                                          (continued)

                                                     Upper Class Group Ltd and Sub
                                        --------------------------------------------------------
                                            Three Months Ended            Nine Months Ended
                                               September 30,                 September 30,
                                        --------------------------    --------------------------
                                            2006           2005           2006          2005
                                        -----------    -----------    -----------    -----------
NET SALES ...........................     4,689,282      5,609,785     12,760,106      7,582,224
                                        -----------    -----------    -----------    -----------

OPERATING EXPENSES
  Cost of net sales .................             0              0              0              0
  General and administrative expenses        59,547         60,924        206,589        253,787
                                          2,792,239      3,421,399      7,725,338      5,369,691
                                        -----------    -----------    -----------    -----------
INCOME FROM OPERATIONS ..............     1,897,043      2,188,386      5,034,768      2,212,533
                                        -----------    -----------    -----------    -----------

OTHER(INCOME)EXPENSES
  Other income ......................             0              0              0              0
  (Gain) on sale of investments .....             0              0              0              0
  Interest income ...................          (248)           (16)          (791)          (207)
  Interest expense ..................             0              0              0              0
                                               (248)           (16)          (791)          (207)
                                        -----------    -----------    -----------    -----------

NET INCOME (LOSS) FROM DISCONTINUED
OPERATIONS,NET OF TAX ...............             0              0              0              0
INCOME TAXES ........................       596,039        716,542      1,653,018        734,860
NET INCOME (LOSS) ...................     1,301,252      1,471,860      3,382,541      1,477,880
                                        ===========    ===========    ===========    ===========


                                               -4-

                                                PROFORMA
                                        STATEMENTS OF OPERATIONS
                                              (continued)

                                                                        PRO FORMA
                                                --------------------------------------------------------
                                                    Three Months Ended             Nine Months Ended
                                                       September 30,                 September 30,
                                                --------------------------    --------------------------
                                                    2006           2005           2006           2005
                                                -----------    -----------    -----------    -----------
NET SALES ...................................     4,689,282      5,609,785     12,760,106      7,582,224
                                                -----------    -----------    -----------    -----------

OPERATING EXPENSES
  Cost of net sales .........................     2,732,692      3,360,475      7,518,749      5,115,904
  General and administrative expenses .......        59,547         60,924        206,589        253,787
                                                  2,792,239      3,421,399      7,725,338      5,369,691
                                                -----------    -----------    -----------    -----------
INCOME FROM OPERATIONS ......................     1,897,043      2,188,386      5,034,768      2,212,533
                                                -----------    -----------    -----------    -----------

OTHER(INCOME)EXPENSES
  Other income ..............................             0        (19,144)           (31)       (90,676)
  (Gain) on sale of investments .............             0              0        (64,002)             0
  Interest income ...........................          (248)           (16)          (791)        (5,635)
  Interest expense ..........................        10,000         10,130         30,054         30,152
                                                      9,752         (9,030)       (34,770)       (66,159)
                                                -----------    -----------    -----------    -----------

NET INCOME (LOSS) FROM DISCONTINUED
OPERATIONS,NET OF TAX .......................       (97,754)       130,267       (225,420)       230,145
INCOME TAXES ................................       596,039        716,542      1,653,018        734,860
NET INCOME (LOSS) ...........................     1,193,498      1,611,141      3,191,100      1,773,977
                                                ===========    ===========    ===========    ===========

EPS .........................................          0.04           0.06           0.12           0.07
                                                ===========    ===========    ===========    ===========

Weighted Average Number of Shares Outstanding    29,837,450     26,852,350     26,592,500     25,342,528
                                                ===========    ===========    ===========    ===========


                                                   -5-

                                            PROFORMA
                                    STATEMENTS OF OPERATIONS
                                   YEAR ENDED DECEMBER 31,2005


                                                                   Upper Class
                                                    DSFX          Group Limited
                                                  (11/30/05)         and Sub         Pro Forma
                                                 -----------       -----------      -----------
NET SALES ...................................      1,023,476        14,344,296       15,367,772
                                                 -----------       -----------      -----------

OPERATING EXPENSES
  Cost of net sales .........................        331,301         9,095,301        9,426,602
  Selling general and administrative expenses        511,139           304,451          815,590
  Depreciation expense ......................          9,191                 0            9,191
                                                     851,631         9,399,752       10,251,383
                                                 -----------       -----------      -----------
INCOME FROM OPERATIONS ......................        171,845         4,944,544        5,116,389
                                                 -----------       -----------      -----------

OTHERINCOME(EXPENSES):
  Other income ..............................        259,776                 0          259,776
  Impairment & share of unconsolidated ......       (430,000)                0         (430,000)
  Interest income ...........................          6,984               446            7,430
  Interest expense ..........................        (42,005)                0          (42,005)
                                                    (205,245)              446         (204,799)
                                                 -----------       -----------      -----------
NET INCOME (LOSS) BEFORE INCOME TAXES .......        (33,400)        4,944,990        4,911,590
INCOME TAXES ................................              0         1,632,760        1,632,760
NET INCOME (LOSS) ...........................        (33,400)        3,312,230        3,278,830
                                                 ===========       ===========      ===========

EPS .........................................                                              0.12
                                                                                    ===========

Weighted Average Number of Shares Outstanding                                        27,323,583
                                                                                    ===========


                                               -6-